Exhibit 10(e)

            THE SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
           SUPPLEMENTAL RETIREMENT PLAN FOR CERTAIN OFFICERS

      (A Plan to Provide Benefits for Certain Employees in Excess
       of the Limitations Imposed by Sections 401(a)(17) and 415
                     of the Internal Revenue Code)



     WHEREAS, Southeastern Michigan Gas Enterprises, Inc., a Michigan corporation ("SEMGE") has established and maintained the Southeastern Michigan Gas Enterprises, Inc. Non-Union Employees' Retirement Plan, as last amended December 28, 1994 (the "Retirement Plan"), a retirement plan qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

     WHEREAS, benefits provided under the Retirement Plan are subject to the limitations of code section 415; and

     WHEREAS, SEMGE desires to adopt the Southeastern Michigan Gas Enterprises, Inc. Supplemental Retirement Plan for Certain Officers (the "Plan") to provide benefits solely for certain employees whose tax-qualified pension plan benefits are limited by various provisions of the Code.

     NOW, THEREFORE, the Company hereby adopts the Plan in its entirety effective as of December 7, 1995, to be administered and governed by the following terms and provisions.


I.   Definitions.

     For purposes of this Plan, the following terms shall have the respective meanings stated below unless a different meaning is plainly required by the context:

     (a) "Board of Directors" means either or both the Board of Directors and/or the Compensation Committee of the Board of Directors of SEMGE.

     (b) "Compensation" shall have the same meaning as defined in the Retirement Plan.

     (c) "Employer", except to the extent otherwise provided by the context, means SEMGE, its subsidiaries, successor(s), and any other corporation or other business entity which shall at any time be an "Employer" as defined in the Retirement Plan.

     (d) "Plan" means the Southeastern Michigan Gas Enterprises, Inc. Supplemental Retirement Plan for Certain Officers set forth herein, as it may from time to time be amended.

     (e) "Participant" means any current employee of an Employer who is eligible for benefits under the Retirement Plan who has been designated a participant by the Board of Directors.

     (f)  "Retirement Plan" means the Southeastern Michigan Gas
Enterprises, Inc. Non-Union Employees' Retirement Plan as amended
December 28, 1994, and as thereafter from time to time amended as the case may be.


II.  Liability for Benefits.

     (a) ERISA Section 3(36) Excess Benefits. Each Employer who shall at any time have employed a Participant shall be liable to pay such Participant, or to Participant's spouse or beneficiary, the entire amount by which (x) the benefits which would have been payable to such Participant or spouse or beneficiary under the Retirement Plan but for the limitations on benefits imposed by Code section 415 or corresponding provisions of subsequent law, exceed (y) the actual benefits which are payable to such Participant or spouse or beneficiary under the Retirement Plan after giving effect to the limitations on benefits imposed by said provisions of ERISA (and any applicable Retirement Plan language reflecting such provisions).

     (b) Code Section 401(a)(17) Excess Benefits. In addition to the liabilities set forth in paragraph (a), each Employer who shall at any time have employed a Participant shall be liable to pay to such Participant, or such Participant's spouse or beneficiary, the entire amount by which (x) the benefits which would have been payable to such Participant or spouse or beneficiary under the Retirement Plan and paragraph (a) hereof, taken together, but for the limitations on includible Compensation imposed by Code section 401(a)(17), or corresponding provisions of subsequent law, exceed (y) the actual benefits which are payable to such Participant or spouse or beneficiary under the Retirement Plan and paragraph (a) hereof, after giving effect to the limitation on benefits imposed by said provision of the Code (and any applicable Retirement Plan language reflecting such Code provisions).

     (c) Includible Compensation for Certain Designated Participants. The Board of Directors of SEMGE, in its sole discretion, reserves the right to designate certain Participants whose benefits under paragraph
(b) above, before any offsets under the Retirement Plan and paragraph
(a) above, shall be based on Compensation that includes annual incentive payments earned by such Participant.

     (d) Paragraphs (b) and (c), for all purposes, shall be construed to provide a separate plan of benefits apart from paragraph (a), and no Participant shall be eligible for benefits under paragraphs (b) or
(c) unless Participant is within a "select group of management or highly compensated employees" with the meaning of ERISA section 201(2), 301(a)(3) and 401(a)(1).

     (e) Employer's Obligation. While this Plan describes the benefits obligation hereunder as that of the Employer, the benefits provided by the Plan shall be the obligation solely of the Participant's particular Employer. If a Participant has been employed by more than one Employer, the obligation to pay the benefits provided by the Plan shall be appropriately allocated among all such Employers in a manner determined by SEMGE in its sole discretion.


III. Method of Payment and Source of Funds.

     Unless otherwise agreed by the Employer and the Participant or spouse, all payments under this Plan shall be made at the same time and in the same form and manner as the corresponding payments would have been made under the Retirement Plan, except that the source of any payment made under this Plan shall be the general assets of SEMGE or a particular Employer, as the case may be. No fund or trust shall be established apart from the general assets of SEMGE or a particular Employer for the purposes of this Plan. Any such asset which may be set aside, earmarked or identified as being intended for the provision of benefits hereunder shall remain an asset of SEMGE or particular Employer and shall be subject to the claims of its general creditors. The rights of the Participants under this Plan shall be solely those of an unsecured general creditor of SEMGE or particular Employer.


IV.  Change in Retirement Plan.

     In the event that the Retirement Plan shall be amended effective on or after the date hereof to change in any way the benefits applicable to any Participant or Participant's spouse or beneficiary, or shall be replaced in whole or in part by any successor plan, the provisions of this Plan shall apply based on the provisions of the Retirement Plan as so amended, or such successor plan, which are applicable to such Participant, spouse or beneficiary.


V.   General.

     The terms of this Plan shall not confer upon any Participant the right to be retained in the service of SEMGE or particular Employer, nor will it interfere with the right of SEMGE to discharge or otherwise deal with Participants without regard to the existence of this Plan.

     To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims or creditors, pledge, attachment or encumbrances of any kind.


VI.  Administration.

     This Plan shall be administered by the Board of Directors which shall be responsible for the interpretation of the Plan and establishment of the rules and regulations governing Plan administration. Any decision or action made or taken by the Board of Directors arising out of or in connection with the construction, administration, or interpretation of the Plan or of its rules and regulations, shall be conclusive and binding upon all Participants.


VII. Amendment or Termination.

     The Board of Directors (excluding, for purposes of this Article VII, the Compensation Committee) may at any time amend or terminate this Plan, in whole or in part, but no such amendment or termination shall deprive any Participant or Participant's spouse of any right to benefits which have accrued under this Plan prior to the date of such amendment or termination.


VIII.     Applicable Law.

     This Plan shall be construed under the laws of the State of Michigan.

     IN WITNESS WHEREOF, SEMGE has caused this instrument to be executed by its duly authorized corporate officer as of the effective date.

                                   SOUTHEASTERN MICHIGAN GAS
                                   ENTERPRISES, INC.
ATTEST:
                                   By: Robert F. Caldwell
Sherry L. Abbott                   Its:  Executive Vice President





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